Exhibit 10.2

ADDENDUM no 2
to a
NOK 600,000,000

Multi-Currency Revolving Credit Facility Agreement
originally dated 27 December 2012, and as amended by an

Amendment and Restatement Agreement

dated 23 October 2014

This Addendum no 2 (the “Addendum”) is made on 7 July 2015 between:

(i)	Gulfmark Rederi AS of Strandgata 5, 4307 Sandnes, Norway, organisation no. 979 212 658, as borrower (the “Borrower”);

(ii)	The banks and financial institutions listed in Schedule 1 of the Agreement (as defined below), as lenders (together, the “Lenders”);

(iii)	DNB BANK ASA of Solheimsgaten 7C (formerly Lars Hillesgt 30) N-5058 Bergen, Norway, organisation number 984 851 006, as mandated lead arranger (the “Arranger”); and

(iv)	DNB BANK ASA of Solheimsgaten 7C (formerly Lars Hillesgt 30) N-5058 Bergen, Norway, organisation number 984 851 006, as bookrunner, facility and syndication agent (the “Agent”).

(The above mentioned hereinafter also referred to as the “Parties”).

WHEREAS:

A.

The Parties have entered into a NOK 600,000,000 Multi-Currency Revolving Credit Facility Agreement dated 27 December 2012, as amended by an Amendment and Restatement Agreement dated 23 October 2014 and by an Addendum dated 13 February 2015 (as amended from time to time, the “Agreement”), whereby the Lenders agreed to make available to the Borrower a revolving credit facility in the aggregate principal amount of up to NOK 600,000,000;

B.

The Parties have agreed on, inter alia, i) certain amendments to the financial covenants provisions of the Agreement, and ii) additional security to be granted by the Borrower under the Agreement, on the terms and conditions set out in this Addendum;

NOW IT IS HEREBY AGREED AS FOLLOWS:

1	DEFINITIONS

In this Addendum, unless the context otherwise requires, terms defined in the Agreement shall bear the same meaning when used herein and in the preamble hereto. In addition, the following definitions shall apply:

“Agreement” means the Agreement as supplemented and amended by this Addendum.

“Delivery Date” means the date, if any, on which the Newbuilding is delivered to the Borrower under the Shipbuilding Contract.

“Newbuilding” means the 4,700 dwt ST – 216 Arctic design platform supply vessel under construction at Simek AS, having builder’s hull no 131, to be included as a Vessel under the Agreement as set out in Schedule 2 (Vessels) at the Delivery Date.

“Shipbuilding Contract” means the shipbuilding contract dated 10 April 2014 and entered into between Simek AS, org no 939 574 379 as builder, and the Borrower as buyer, for the construction and delivery of the Newbuilding.

2	Effective date

The provisions of this Addendum shall take effect only if the Agent has received all the documents and other evidence listed in Clause 6.1 (Conditions precedent) hereto, each in a form and substance satisfactory to it. The Agent shall notify the Borrower in writing promptly upon being so satisfied (the “Effective Date”).

3	amendments to the agreement

With effect from the Effective Date of this Addendum, the Agreement shall be amended in the following respect:

3.1	Definitions

3.1.1	Amendment of existing definitions

The Parties agree that the following definitions as defined in Clause 1 (Definitions and Interpretation) of the Agreement shall be amended to read as follows:

“Applicable Margin” shall be calculated on, and effective from each Determination Date in accordance with the following grid based on the ratio of EBITDA to Interest Expense (including amounts of capitalized interest) of the Parent Guarantor on a consolidated basis for the four fiscal quarter periods ending immediately prior to the relevant Determination Date:

Ratio of EBITDA to Interest Expense	Applicable Margin
Equal to or greater than 3.50:1.00	1.75% per annum
Equal to or greater than 2.50:1.00 but less than 3.50:1.00	2.25% per annum
Equal to or greater than 1.00:1.00 and less than 2.50:1.00	2.75% per annum

3.1.2	New definitions

The Parties agree that the following additional definitions shall apply to the Agreement and be a part of Clause 1 (Definitions and Interpretation) of the Agreement:

“Free Liquid Assets” means at any time the aggregate of the equivalent in USD of the current market value of cash in hand, including any committed and available undrawn portion under revolving credit facilities, bank deposits, money market funds and any other instruments accepted by the Agent in writing to be included as free liquid assets, to which the relevant company shall have free and direct access, such assets to be unblocked and excluding assets that are owned by entities with restrictions on dividend distributions. “

3.2	Mandatory prepayment

The parties agree that a new clause 8.2 a) shall be added to the Agreement, with a wording to read as follows:

8.2 a)        Mandatory prepayment / reduction – Non delivery of the Newbuilding

If (a) the Newbuilding for any reason whatsoever is not delivered to the Borrower on or before 30 June 2016, and the Parties have not agreed on any other satisfactory (in the Agent’s sole discretion) additional security in favour the Agent (on behalf of the Finance Parties) or (b) the Borrower fails to deliver the Mortgage and the Assignment of Insurances in respect of the Newbuilding on or before the Delivery Date:

a)	the Total Commitments shall be immediately reduced to NOK 450,000,000 (by reduction of each Lender’s Commitment on a pro rata basis); and

b)	the Borrower shall immediately prepay such amount of the Loans as necessary to ensure that the total outstanding amount of the Loans are equal to or less than NOK 450,000,000.

3.3	Interest Coverage – Parent Guarantor

The Parties agree that Clause 20.1 (Interest Coverage – Parent Guarantor) shall be amended and restated in its entirety to read as follows:

20.1           Interest Coverage – Parent Guarantor

The ratio of EBITDA to Interest Expense (including amounts of capitalized interest) of the Parent Guarantor on a consolidated basis shall, as of the end of each period of four fiscal quarters of the Parent Guarantor, not be less than;

a)	in the period from and including the 1st quarterly period of 2015, 3.50:1.00;

b)	in the 2nd quarterly period of 2015, 3.00:1.00;

c)	in respect of the 3rd quarterly period of 2015, 1.75:1.00;

d)	in respect of the 4th quarterly period of 2015, 1.25:1.00;

e)	in the period from and including the 1st quarterly period of 2016, until and including the 4th quarterly period of 2016, 1.00:1.00;

f)	in the period from and including the 1st quarterly period of 2017, until and including the 2nd quarterly period of 2017, 1.25:1.00;

g)	in the period from and including the 3rd quarterly period of 2017, until and including the 4th quarterly period of 2017, 1.50:1.00;

h)	in the period from and including the 1st quarterly period of 2018, until and including the 2nd quarterly period of 2018, 2.00:1.00; and

i)	from and including the 3rd quarterly period of 2018, 3.00:1.00.

3.4	Minimum Liquidity

The parties agree that a new clause 20.5 shall be added to the Agreement, with a wording to read as follows:

20.5          Minimum Liquidity

The Group on a consolidated basis shall at all times, to be measured on the last day of each March, June, September and December, have Free Liquid Assets of minimum USD 50,000,000.

If the above liquidity requirement is not met, the Applicable Margin and Commitment fee shall be adjusted on terms to be negotiated between the Borrower and the Agent (on behalf of the Finance Parties). If such negotiations do not lead to an agreement on an adjusted Applicable Margin and Commitment fee within 20 Business Days, an Event of Default shall be deemed to have occurred pursuant to Clause 23.1.2 (Financial Covenants) of the Agreement.

3.5	Commitment fee

The Parties agree that Clause 12.1 (Commitment fee) shall be amended and restated in its entirety to read as follows:

12.1          Commitment fee

The Borrower shall from the Effective Date and until the expiry of the Availability Period pay to the Agent (for distribution to the Lenders) a commitment fee corresponding to 0.65% per annum on any undrawn and un-cancelled amounts (at any time) of the Total Commitments.

The accrued commitment fee is payable quarterly in arrears and at the Final Maturity Date. Accrued commitment fee shall also be payable on the cancelled amount of any Commitment at the date such cancellation comes into effect.

3.6	Schedules

The Parties agree that Schedule 2 (Vessels) and Schedule 5 (Compliance Certificate) of the Agreement shall be amended and restated in its entirety to read as Schedule 2 (Vessels) and Schedule 5 (Compliance Certificate) attached to this Addendum, respectively.

4	amendment fee

The Borrower shall pay to the Agent (for distribution to the Lenders) an amendment fee in an amount corresponding to 0.10% (zero point ten per cent) of the Total Commitments, due and payable on the Effective Date.

5	continued force and effect

Except as set out in this Addendum, the Agreement shall continue in full force and effect, and the Agreement and this Addendum shall be read and construed as one instrument. Further, the Borrower confirms that the Security Documents will continue in full force and effect, and extend to the liabilities and obligations of the Borrower and the Parent Guarantor under the Agreement as amended by this Addendum.

6	conditions precedents

6.1	Conditions precedent

As conditions precedent for the amendments to the Agreement set forth in this Addendum coming into effect, the Borrower shall deliver to the Agent the following documents or evidence of facts (as the case may be) in a form and substance satisfactory to the Agent:

a)	This Addendum duly signed;

b)	Certificate of Incorporation of the Borrower;

c)	Articles of Association of the Borrower;

d)

Resolutions passed at a board meeting of the Borrower evidencing the approval of the terms of this Addendum, including the new security to be granted over the Newbuilding pursuant hereto, and the authorisation of its appropriate officer or officers or other representatives to execute this Addendum;

e)	Relevant constitutional documents in respect of the Parent Guarantor as requested by Norton Rose Fulbright US LLP for the purpose of issuing their legal opinion as set out in item (j) below;

f)

Resolutions passed at a board meeting of the Parent Guarantor evidencing the approval of the terms of this Addendum, and the authorisation of its appropriate officer or officers or other representatives to execute this Addendum;

g)	Evidence of payment of the amendment fee as set out in clause 4 to this Addendum;

h)	A copy of the Shipbuilding Contract and any addenda thereto;

i)	A legal opinion as regards Norwegian Law matter, issued by Advokatfirmaet Thommessen AS; and

j)	A legal opinion as regards laws of the State of Delaware issued by Norton Rose Fulbright US LLP.

6.2	Conditions subsequent

Latest at the Delivery Date of the Newbuilding (when and if the Newbuilding is delivered), the Borrower shall deliver to the Agent the following documents or evidence of facts (as the case may be) in a form and substance satisfactory to the Agent:

a)	The protocol of delivery and acceptance of the Newbuilding under the Shipbuilding Contract;

b)	The builder’s certificate in respect of the Newbuilding;

c)	The Mortgage in respect of the Newbuilding, and a declaration of pledge collateral thereto, duly executed on behalf of the Borrower;

d)	Notice of Assignment of Insurances in respect of the Newbuilding and, if applicable, the insurer’s acknowledgement thereof;

e)

Evidence (by way of transcript of registry) that the Newbuilding is registered in the name of the Borrower in the Norwegian Ordinary Ship Registry or other acceptable registry (as applicable), that the Mortgage has been, or will be within the Delivery Date, executed and recorded with its intended first priority against the Newbuilding, and that no other encumbrances, maritime liens, mortgages or debts whatsoever are registered against the Newbuilding;

f)

An updated class certificate related to the Newbuilding from the relevant classification society, confirming that the Newbuilding is classed with the highest class in accordance with Clause 22.1.2 (Classification and repairs) of the Agreement, free of extensions and overdue recommendations;

g)

Such certificates of insurance and/or insurance policies or cover notes as may be reasonably necessary to evidence that insurance cover has been taken out in respect of the Newbuilding in accordance with Clause 22.1.1 (Insurance), and that the Agent’s (on behalf of the Finance Parties) Security Interest in the insurance policies have been noted in accordance with the relevant notices as required under the Assignment of Insurances;

h)	Copy of any commercial management agreement for the Newbuilding;

i)	Copy of any technical management agreement for the Newbuilding;

j)	The Newbuilding’s current SMC;

k)	The relevant technical manager’s current DOC;

l)	The ISPS certificate for the Newbuilding;

m)	Evidence of the Market Value of the Newbuilding; and

n)	A legal opinion relating to the Mortgage (and any other relevant Security Document) in respect of the Newbuilding.

7	Governing law and jurisdiction

This Addendum shall be governed by and construed in accordance with Norwegian Law, and Clause 31 of the Agreement (Governing Law and Enforcement) applies to this Addendum and any disputes that may arise in relation hereto.

This Addendum has been executed in three copies.

* * *

SIGNATORIES:

The Borrower:

Gulfmark Rederi AS

By: ___/s/ Quintin V. Kneen _______________

Name:     Quintin V. Kneen

Title:     Director

The Lenders:

DNB Bank ASA

By: _____/s/ Bjørn Sande Urtegaard_______
Name:     Bjørn Sande Urtegaard
Title:     Attorney-in-fact

The Agent and Arranger:

DNB Bank ASA

By: _____/s/ Bjørn Sande Urtegaard_______
Name:     Bjørn Sande Urtegaard
Title:     Attorney-in-fact

The content of this Addendum is duly acknowledged and agreed, and capitalized terms used herein have the meaning set forth therefor in the Agreement. Furthermore the undersigned confirms as Parent Guarantor that the Parent Guarantee, and any other Finance Document to which the undersigned is a party, shall remain in full force and effect.

The Parent Guarantor:

GulfMark Offshore, Inc.

By: ____/s/ James M. Mitchell ______________

Name:     James M. Mitchell
Title:     Chief Financial Officer

SCHEDULE 2
Vessels

vessel NAME	TYPE	built	imo no.
“North CRUYS”	PSV	2014	9654098
“North Pomor“	PSV	2013	9643465
“North Purpose”	PSV	2009	9439462
“North Promise”	PSV	2007	9364033
Hull no 131 under construction at SImek AS1	PSV	Expected delivery: 1Q2016

 1 Subject to delivery of the Newbulding under the Shipbuidling Contract, and in any event not effective as an addition to this schedule until the Delivery Date

SCHEDULE 5
FORM OF COMPLIANCE CERTIFICATE

To:	DNB BANK ASA, as Agent

Shipping Offshore & Logistics, Bergen

From:	Gulfmark Rederi AS, as Borrower

Date:	[•] [To be delivered no later than one hundred and fifty (150)/sixty (60) days after each reporting date

GULFMARK REDERI AS – NOK 600,000,000 AMENDED AND RESTATED SECURED REVOLVING CREDIT FACILITY AGREEMENT DATED 23 OCTOBER 2014 (AS LATER AMENDED, THE “AGREEMENT”)

We refer to the Agreement. Terms defined in the Agreement have their defined meanings when used in this Compliance Certificate.

We hereby represent and warrant that at the date of this Compliance Certificate, we are in compliance with Clause 20 (Financial covenants) of the Agreement, that no Event of Default has occurred and that the representations and warranties contained in Clause 18 of the Agreement are true and correct at the date hereof as if made with respect to the facts and circumstances existing at this date (except for such representations and warranties as are by their express terms limited to a prior date).

Without limiting the generality of paragraph 1 above, we hereby further represent and warrant as follows:

A) CLAUSE 20.1 – INTEREST COVERAGE

REQUIREMENT: [EBITDA : Interest Expense] > [ : ]
EBITDA:	USD [ ]
Interest Expense:	USD [ ]
EBITDA : Interest Expense:	[ ] : [ ]
COMPLIANCE	[YES] [NO]

B) CLAUSE 20.2 – CAPITALISATION RATIO

REQUIREMENT: CAPITALISATION RATIO < [50%]%]
Consolidated Gross Debt	USD [ ]
Shareholders Equity	USD [ ]
Consolidated Gross Debt plus Shareholders Equity	USD [ ]

Capitalisation Ratio	[ % ]
COMPLIANCE	[YES] [NO]

Our latest financial statements are attached hereto.

C) CLAUSE 20.5 – MINIMUM LIQUIDITY

REQUIREMENT: FREE LIQUID ASSETS GROUP - MINIMUM USD 50,000,000
Free Liquid Assets:	USD [ ]
COMPLIANCE	[YES] [NO]

D) CLAUSE 22.1.2 - FLEET MARKET VALUE OF VESSELS

REQUIREMENT: [(Fleet Market Value /Aggregate Loans) X 100] > 150%

Fleet Market Value	NOK [ ]
Aggregate Loans	Calculated in NOK [ ]
[(Fleet Market Value /Aggregate Loans) X 100]	[ ]%
COMPLIANCE	[YES] [NO]

Evidence of the Market Value of each Vessel is attached hereto.

This Compliance Certificate shall be governed by and construed in accordance with Norwegian law.

Yours sincerely
for and on behalf of
GULFMARK REDERI AS

By: __________________________________
Name:
Title: [authorised officer]

Yours sincerely
for and on behalf of
GULFMARK OFFSHORE INC.

By: __________________________________
Name:
Title: [authorised officer]